UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 23, 2007
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 23, 2007, the Board of Directors (the “Board”) of Royal Gold, Inc. approved several amendments to its Amended and Restated Bylaws (the “Bylaws”) which became effective as of the same date. These amendments include, among others, changes to: (a) stockholder voting provisions to allow simple majority voting, except in contested director elections, and to remove stockholder action by written consent; (b) board and stockholder meeting provisions to permit electronic notice and participation; (c) stockholder proposal notice provisions; (d) provisions relating to the authority of the executive chairman; (e) capitalization provisions allowing issuance and transfer of uncertificated shares of stock; and (f) indemnification provisions.
The full text of the Amended and Restated Bylaws, as amended, described above are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and included herein by reference.
Item 8.01     Other Events
On August 23, 2007, the Board revised the charters of its Audit Committee and its Compensation, Nominating and Governance Committee. Also, on August 23, 2007, the Board adopted Board of Directors’ Governance Guidelines.
The revised Audit Committee charter, Compensation, Nominating and Governance Committee charter, and Board of Directors’ Guidelines are available on the Company’s website at http://www.royalgold.com. The contents of the Company’s website is not part of this Current Report on Form 8-K.
Item 9.01     Financial Statements and Exhibits
(d)	Exhibits
3.1	Amended and Restated Bylaws, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary

Dated: August 29, 2007

Exhibit Index
Exhibit No.
3.1	Amended and Restated Bylaws, as amended.